UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    February 3, 2005

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 3, 2005 the Board of Directors of Millennium Pharmaceuticals, Inc. (the “Company”) approved the 2005 priority goals for the Company’s Success Sharing Bonus Program. The goals include: growing sales of VELCADE® (bortezomib) for Injection and INTEGRILIN® (eptifibatide) Injection, in each case by a specified dollar amount; increasing the value of the Company’s clinical and preclinical pipeline; continuing to build operational excellence; and managing the Company’s business to achieve specified non-GAAP net loss and year-end cash balance results.

A summary of the Success Sharing Bonus Program is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the previously announced departure of Kenneth Bate, executive vice president and head of commercial operations, and in addition to the Company’s previously announced agreement to provide Mr. Bate with a severance payment equal to twelve (12) months of his current base salary of $401,362.50, on February 3, 2005, the Company agreed to provide Mr. Bate with a payment under the Company’s 2004 Success Sharing Bonus Program of $96,327, at the same time that bonus payments are made to other participants in the program, as well as continued health-related benefits for a period of twelve (12) months.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: February 4, 2005	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of Success Sharing Bonus Program of Millennium Pharmaceuticals, Inc.

4